Exhibit 4.35

38 Sidney St., Cambridge, MA 02139	Phone: (617) 494-1339	Fax: (617)494-1741

Confidential treatment has been requested for certain portions of this exhibit. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as “[*****]” or “*******”. A complete version of this exhibit has been filed separately with the Co mmission pursuant to an application for confidential treatment under Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.

PURCHASE ORDER 28890 Mod 0001

Requested by:	Authorization:
*********	1.___********_____________	2.___ __________________________

Vendor Name (Address & Phone if new vendor)	Special Instructions: Payment Terms:

Chesapeake Biological Laboratories, Inc.	(1) ACAM 2000 US Govt Program
1111 S. Paca Street	(2) Same terms and conditions apply as PO 28890
Baltimore MD 21230-2591	and Subcontract 200-2002-00012(CBL) except as
modified below.

Customer Order No.:______________________ Date Needed:______________________ Date Requested:______________________

Line #	Quantity	Unit	Description	Unit Price	Estimated Price

1	1	Lot	Fill and finish 1 lot of media/placebo in accordance with Attch A, Statement of Work, to Subcontract 200-2002-00012(CBL)	******/ vial	********

	Exp.	Project

2	2	Studies	Perform thawing studies per attached e-mail and in accordance with CBL’s standard operating procedures	******* study	*******

	Exp	Project

				Estimated Total Price Mod 0001	********

(A)	This Mod 0001 increases the estimated total price of PO 28890 from: ************ to $19,994,075

(B)	By signing this purchase order below, CBL acknowledges and agrees that CBL is not entitled to a “missed fill” payment otherwise due under Subcontract 200-2002-00012(CBL), Section H, Paragraph H.3(a)(i) for the 1 scheduled fill closest to the date CBL performs the Line #1 media/placebo fill and for the 1 scheduled fill closest to the date CBL performs the 2 Line #2 thawing studies.

** This estimated price is based on an estimated quantity of ********** finished vials. Final billing shall be based on the number of completed vials actually filled and finished.

Authorized Signature __     ************    ************   Date: 11 June 02

*****This Purchase Order is invalid without an assigned PO#

Company Representative ______________________    Date __11 June 02 _________     Confirmation No. _______________________